Exhibit 10.2

SUBSCRIPTION ESCROW AGREEMENT

among

TRANSATLANTIC PETROLEUM LTD.,

MADISON WILLIAMS AND COMPANY LLC,

and

CITIBANK, N.A., as Escrow Agent

Dated as of September 27, 2010

This Subscription Escrow Agreement (this “Agreement”), dated as of September 27, 2010, is entered into by and among TransAtlantic Petroleum Ltd., a Bermuda corporation (the “Company”), Madison Williams and Company LLC (“Madison Williams”), as the lead placement agent for itself and on behalf of the Company’s other placement agents in the Offering (as defined below) (collectively Madison Williams and the other placement agents are referred to herein as the “Placement Agents”), and CITIBANK, N.A., a national banking association incorporated under the laws of the United States of America (the “Escrow Agent”).

WHEREAS, the Company intends to raise cash funds from investors (the “Investors”) pursuant to a “registered direct” public offering (the “Offering”) of not less than $50,000,000 (the “Minimum Amount”) nor more than $100,000,000 of common shares, par value $0.01 per share (each, a “Share”), on a “best efforts” basis;

WHEREAS, the Company has entered into a Placement Agency Agreement, dated September 27, 2010, with the Placement Agents pursuant to which the Placement Agents are authorized to solicit subscription funds on behalf of the Company in connection with the Offering;

WHEREAS, the Company and Madison Williams desire to establish an escrow account with the Escrow Agent into which the Company and the Placement Agents shall instruct Investors to deposit funds, to be held for the benefit of the Investors and the Company, until such time as such funds are to be released to the Company or returned to the Investors in accordance with the terms of this Agreement;

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein; and

WHEREAS, unless the Offering has been terminated by the Company and Madison Williams, or the Minimum Amount has not been deposited with the Escrow Agent and accepted by the Company, the closing of the Offering shall take place on or before 4:00 p.m. eastern time on September 30, 2010 (the “Initial Closing Date”), unless otherwise extended to a date following the Initial Closing Date by the Company and Madison Williams as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Establishment of Escrow. Prior to the commencement of the Offering, the Escrow Agent shall cause to be opened a fully segregated non-interest bearing account (the “Escrow Account”). The Company and Madison Williams hereby appoint CITIBANK, N.A. as Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment. The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Shares in accordance with the terms and conditions set forth herein. The Escrow Account shall be entitled “Escrow Account for the benefit of Subscribers for Shares of TransAtlantic Petroleum Ltd.”

2. Deposit of Escrowed Property.

(a) The Company and the Placement Agents shall instruct Investors to direct any amounts wired in payment for Shares to the Escrow Agent for deposit into the Escrow Account, in accordance with the wire instructions provided for the Escrow Agent in Section 7 hereof. Upon receipt thereof, the Escrow Agent shall credit such funds to the Escrow Account. During any period prior to the closing of the Offering, the Company is aware and understands that it is not entitled to the assets held in the Escrow Account (the “Escrow Property”) and no Escrow Property shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, until properly released by the Escrow Agent to the Company in accordance with this Agreement. All proceeds so deposited shall remain the property of the Investors and shall not be subject to any liens or charges by the Company, the Placement Agents or the Escrow Agent until properly released by the Escrow Agent to the Company and Madison Williams in accordance with this Agreement.

(b) Upon receipt of the Escrow Property, the Escrow Agent shall acknowledge such receipt in writing (which may be via electronic mail) to the Company and Madison Williams and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

(c) The Escrow Agent will reject any Investor’s funds upon receipt of written instructions generated as a result of the Company’s or Madison Williams’ review of the Investor’s suitability for investment in the Shares. If the Company’s or Madison Williams’ review of the Investor’s application and method for payment for Shares under its anti-money laundering policies and procedures indicates a risk of money laundering or fraud, the Company or Madison Williams will notify the Escrow Agent and will provide written instructions regarding disposition of the Investor funds in question. The Escrow Agent shall be entitled to rely on the foregoing review by the Company or Madison Williams, and in the absence of such written instructions from the Company or Madison Williams, the Escrow Agent shall be entitled to conclude that no risk of money laundering or fraud exists; provided, however, that the Escrow Agent (without undertaking any independent or additional responsibility for diligence or review) reserves the right to reject Investor funds based on its own policies and procedures and determinations by providing notice to the Company and Madison Williams.

(d) The Escrow Property will remain uninvested and no interest will accrue thereon.

3. Maintenance of Escrowed Property. Pursuant to this Agreement, and during the term of this Agreement, the Escrow Agent shall maintain the assets of the Escrow Property in the Escrow Account.

4. Instructions, Verification, Communications.

(a) All instructions required under this Agreement will be delivered to the Escrow Agent in writing in English, in facsimile form and, if so requested by the Escrow Agent, an original, executed by any person who is authorized by the Company and Madison Williams to provide such instructions (“Authorized Persons”), which Authorized Persons may include officers of the Company and Madison Williams. In addition, any notices to be given by or to the

Company or Madison Williams pursuant to this Agreement may be given by or to any Authorized Person. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone and e-mail address, shall be delivered to the Escrow Agent in the list of authorized signers form set forth on Exhibit A, and shall remain in effect until the Company or Madison Williams notify the Escrow Agent of any change. The Escrow Agent, the Company, Madison Williams and all Authorized Persons identified to the Escrow Agent as provided herein agree that the above constitutes a commercially reasonable security procedure.

(b) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier, .pdf, e-mail, or otherwise, such funds transfer instructions should contain a selected test word also evidenced on Exhibit A. Test Words must contain at least 8 alphanumeric characters, established at document execution and changed each time Exhibit A is updated in accordance with (a) above. In addition or in lieu of test words, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) specified to the Escrow Agent from time to time by an Authorized Person and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. The persons and telephone numbers for call backs may be changed only in writing, signed by an Authorized Person, actually received and acknowledged by the Escrow Agent. The Company, Madison Williams and all Authorized Persons identified to the Escrow Agent acknowledge that these security procedures for funds transfers are commercially reasonable.

(c) To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow the Escrow Agent to identify relevant parties. The Company, Madison Williams and all Authorized Persons identified to the Escrow Agent hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Escrow Agent.

(d) Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Escrow Agent that the Escrow Agent deems to contain confidential, proprietary, and/or sensitive information shall be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Escrow Agent to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank’s Secure Email website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.

(e) The provisions of this Section 4(a)-(d) may be amended by the Escrow Agent unilaterally upon notice to the Company and Madison Williams.

5. List of Investors. The Company and Madison Williams shall furnish or cause to be furnished to the Escrow Agent a list, substantially in the form of Exhibit B attached, containing the name of, the address of, number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the U.S. tax identification number, if applicable, of, each Investor whose funds are being deposited (the “List of Investors”), and to which is attached a completed W-9 form (or, in the case of any Investor who is not a United States citizen or resident, a W-8 form) for each listed Investor. The Escrow Agent shall notify the Company and Madison Williams of any discrepancy between the subscription amounts set forth on the List of Investors delivered pursuant to this Section 5 and the subscription amounts received by the Escrow Agent, whereupon the Company and Madison Williams shall resolve such discrepancy, and the Company and Madison Williams shall cause to be delivered to the Escrow Agent a revised List of Investors reflecting such resolution.

6. Release of Subscription Amounts.

(a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit C hereto (an “Offering Termination Notice”), from the Company, the Escrow Agent shall promptly after receipt of such Offering Termination Notice send to each Investor listed on the current List of Investors held by the Escrow Agent pursuant to Section 5, a check to the order of such Investor in the amount of the subscription amount held by the Escrow Agent for such Investor as set forth on such List of Investors held by the Escrow Agent. The Escrow Agent shall promptly notify the Company and Madison Williams of the distribution of such funds to the Investors.

(b) If prior to 4:00 P.M. eastern time on the Initial Closing Date, the Escrow Agent receives written notice, in the form of Exhibit D, signed by the Company and Madison Williams stating that the closing of the Offering has been extended to a date following the Initial Closing Date (the “Extended Closing Date”) then the closing of the Offering shall be so extended.

(c) In the event that (i) funds equal to at least the Minimum Amount have been deposited with the Escrow Agent in accordance with this Agreement on or before the Initial Closing Date or the Extended Closing Date, as the case may be (each, a “Closing Date”), and (ii) no Offering Termination Notice shall have been received by the Escrow Agent, the Company and Madison Williams shall deliver to the Escrow Agent a joint notice on such Closing Date substantially in the form of Exhibit E hereto (the “Closing Notice”), designating the proceeds which are to be distributed on such Closing Date, and identifying the Investors and the number of Shares to be sold to each thereof on such Closing Date. The Escrow Agent, after receipt of the Closing Notice, on the Initial Closing Date or the Extended Closing Date, as the case may be, shall pay to the Company and Madison Williams (for itself and the other Placement Agents) the amount set forth for each such entity, respectively, on the Closing Notice, by wire transfer of immediately available funds and otherwise in the manner specified in the Closing Notice, which amounts shall equal collectively the aggregate of the subscription amounts paid by the Investors identified in the Closing Notice for the Shares to be sold on such Closing Date as set forth on the List of Investors held by the Escrow Agent pursuant to Section 5.

(d) If at any time and from time to time prior to the release of any Investor’s total subscription amount pursuant to paragraph (a) or (c) of this Section 6 from the Escrow Account, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit F hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such Investor have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent shall, promptly after receipt of such Subscription Termination Notice, send a check to the order of such Investor in the amount of such Rejected Subscription.

(e) If by 4:00 P.M. eastern time on Initial Closing Date or the Extended Closing Date, if extended pursuant to paragraph (b) of this Section 6, the Escrow Agent has not received a Closing Notice or the total amount of funds that have been deposited with the Escrow Agent is less than the Minimum Amount, then the Escrow Agent shall promptly send to each Investor a check to the order of such Investor in the amount of the subscription amount held by the Escrow Agent for such Investor as set forth on the List of Investors.

(f) For the purposes of this Section 6, any check that the Escrow Agent shall be required to send to any Investor shall be sent to such Investor within 3-5 business days by first class mail, postage prepaid, at the address set forth on the List of Investors.

7. Notices and Wire Instructions.

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing in English and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case addressed as follows:

If to the Company:

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Attention: Matthew McCann

Phone: (214) 220-4323

Facsimile: (214) 265-4711

Email: matt.mccann@tapcor.com

If to Madison Williams:

Madison Williams and Company LLC

600 Travis, Suite 5800

Houston, Texas 77002

Attention: Sylvia Barnes

Phone: (713) 221-3100

Facsimile: (713) 250-4294

Email: sylvia.barnes@madisonwilliams.com

If to the Escrow Agent:

Citibank, N.A.

Agency and Trust

388 Greenwich Street, 14th Floor

New York, NY 10013

Telephone: (212) 816-5650

Facsimile: (212) 657-2762

Attention: Mary Ellen Connolly

Email: mary.e.connolly@citi.com

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

(b) For the purpose of deposits to or payments from the Escrow Account, the parties hereby specify the following wire instructions;

If to the Company:

Citibank

Account Name: Transatlantic Petroleum Ltd.

Account Number: 977 121 6360

SWIFT: CITIUS33

ABA Number: 113193532

Reference No.: #798487 Transatlantic Petroleum Subscription Escrow

If to the Escrow Agent:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

ABA Number: 021-000-089

CREDIT A/C No.: 36116494

Account Name: Escrow Subscription Account

8. Concerning the Escrow Agent. Each party agrees that:

(a) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property, and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

(b) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Company and Madison Williams or to which any of them may be a party and to which the Escrow Agent is not a party, nor required to comply with any direction or instruction that is not delivered to the Escrow Agent in accordance with this Agreement. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification. Notwithstanding any other provision hereof, the Escrow Agent shall have no responsibility whatsoever for any Shares, and the Escrow Agent shall have no duty to disburse any funds deposited with it by check until such check shall have cleared.

(c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any order, judgment, instruction, notice, demand, certificate, instrument, consent, authorization, receipt, power of attorney, e-mail, .pdf or writing from the Company or Madison Williams or any entity acting on its behalf that is delivered to the Escrow Agent in accordance with this Agreement, or (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism, war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(e) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. The Escrow Agent shall have no duty to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof.

(f) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

(g) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company and Madison Williams will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications.

(h) Paragraphs (c) and (g) shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(i) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, sufficiency, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder. The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(j) In the event of any dispute between or conflicting claims by or among the Company and Madison Williams with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or Madison Williams for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing signed by an Authorized Person of each of the parties and satisfactory to the Escrow Agent, or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses that it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Company.

9. Termination.

(a) This Agreement shall terminate upon the earlier of (i) payment pursuant to Section 6 of all amounts held in the Escrow Account, or (ii) earlier notification in accordance with this Section 9.

(b) The Escrow Agent may at any time resign by giving 30 days written notice of resignation to the Company and Madison Williams. Upon receiving such notice of resignation, the Company and Madison Williams shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder (other than obligations and liabilities as determined by a court of competent jurisdiction to have been caused by the prior willful misconduct or gross negligence of the Escrow Agent) by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within such 30 day period, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Company. The Escrow Agent’s sole responsibility after such 30 day notice period expires shall be to hold the Escrow Property and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions or a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate.

(c) The Company and Madison Williams, by issuing a joint written instruction to the Escrow Agent, shall have the right to terminate the appointment of the Escrow Agent. Such joint written instruction shall specify the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder (other than obligations and liabilities as determined by a court of competent jurisdiction to have been caused by the prior willful misconduct or gross negligence of the Escrow Agent) except to hold the Escrow Property as depository. The Company and Madison Williams agree that in the event of such termination, they will cooperate with each other to jointly appoint a banking corporation, trust company or attorney as successor Escrow Agent and the Company shall pay the Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent hereunder. The Escrow Agent shall refrain from taking any action until receiving written instructions jointly signed by the Company and Madison Williams designating the successor Escrow Agent.

10. Fees. As consideration for its agreement to act as Escrow Agent as herein described, the Company agrees upon demand to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit G hereto (made a part of this Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

11. Indemnification of Escrow Agent. The Company and Madison Williams shall jointly and severally be liable for and shall jointly and severally reimburse and indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and any and all claims, expenses, obligations, liabilities, losses, damages, actions, suits, judgments, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by the Escrow Agent relating to, or arising from the acceptance and performance of its obligations hereunder, or from any claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, except to the extent caused by the Escrow Agent’s own gross negligence or willful misconduct. The obligations of the Company and Madison Williams provided for in this Section 11 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

12. Governing Law; Consent to Jurisdiction. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The parties hereby submit to the personal jurisdiction of, and agree that all proceedings relating hereto shall be brought in, courts located within the City and State of New York. The parties hereby waive the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction either party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. The parties waive personal service of process and consent to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13. Use of Escrow Agent’s Name. No printed or other matter in any language (including, without limitation, any Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.

14. Inurement; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and shall not be enforceable by or inure to the benefit of any other third party. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

15. Amendment. This Agreement may only be modified by a writing signed by all of the parties hereto. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

16. Headings. The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

17. Counterparts. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Matthew W. McCann
Name:	Matthew W. McCann
Title:	Chief Executive Officer

MADISON WILLIAMS AND COMPANY LLC

By:	/s/ Sylvia Barnes
Name:	Sylvia Barnes
Title:	Managing Director

CITIBANK, N.A., as Escrow Agent

By:	/s/ Mary Ellen Connolly
Name:	Mary Ellen Connolly
Title:	Vice President

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